Exhibit 99.1

The First Bancorp Elects Mark Rosborough as Vice Chairman
DAMARISCOTTA, ME, May 31, 2017 - The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced that the Board of Directors has elected Mark N. Rosborough as the Board’s Vice Chairman. Mr. Rosborough has served as a Director of the Company and the Bank since the completion of the merger of FNB Bankshares into the Company in 2005. Prior to the merger, Mr. Rosborough served as Chairman of the Board of Directors of FNB Bankshares and its subsidiary, First National Bank of Bar Harbor. He is currently chairman of the Company’s Audit and Nominating/Governance Committees.
Mr. Rosborough is President of J. T. Rosborough Insurance Agency in Ellsworth, Maine. He is also a partner in Rosborough Family Limited Partnership, Penrose and TISA and currently serves on the Board of Advisors of Maine Mutual Group. He has served on the Ellsworth City Council, the Ellsworth Chamber of Commerce, as well as the Hanover Insurance Company Advisory Board, the Acadia Insurance Advisory Board, the MEMIC Advisory Board, the Maine Insurance Agency Board of Directors and the American Red Cross for Hancock and Waldo Counties.
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.